Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of ClearPoint Business Resources, Inc. and Subsidiaries (the “Company”) of our report dated March 30, 2007 relating to the consolidated financial statements, which appears in the Company’s Current Report on Form 8-K filed on April 5, 2007.

We also consent to the reference to us under the caption “Experts” in Form S-3.

/s/    Lazar Levine & Felix LLP

Lazar Levine & Felix LLP

Morristown, New Jersey

June 29, 2007